                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Wackenhut Corrections Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [WACKENHUT CORRECTIONS LOGO]

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (561) 622-5656



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 1998

To the Shareholders:

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation will be held on Thursday, April 23, 1998, at 9:00 A.M. at PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida, for the purpose of considering and acting on the matters following:

         (1)      the election of nine directors for the ensuing year;

         (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1998, and to perform such other services as may be requested;

         (3) the transaction of any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of Common Stock of record at the close of business March 2, 1998, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.



                                    James P. Rowan
                                    Vice President, General Counsel
                                    and Secretary

March 18, 1998

PROXY STATEMENT





                                                                 March 18, 1998
Wackenhut Corrections Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656



General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Wackenhut Corrections Corporation for the Annual Meeting of Shareholders of the Corporation to be held at PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida, April 23, 1998, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:

     FOR   -  The election of the Directors nominated by the Board of Directors

     FOR   -  Proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation

Holders of shares of the Common Stock of the Corporation of record as of the close of business on March 2, 1998, will be entitled to one vote for each share of stock standing in their name on the books of Wackenhut Corrections Corporation.

On December 28, 1998, 22,168,542 shares of Common Stock were outstanding. The Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 18, 1998.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of nine (9) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. Seven (7) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting. Two (2) of the nominees, Wayne H. Calabrese and Richard H. Glanton, are to be elected to the Board of Directors of the Corporation by the shareholders for the first time at the April 23, 1998 annual meeting of shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION

--------------------------------------------------------------------------------

WAYNE H. CALABRESE         WAYNE H. CALABRESE IS THE PRESIDENT AND CHIEF
                           OPERATING OFFICER OF THE COMPANY, AND PRESIDENT OF
      ---                  THE SUBSIDIARIES WCC DEVELOPMENT, INC. AND WACKENHUT
                           DESIGN SERVICES, INC.. HE SERVED AS EXECUTIVE VICE
    AGE 47                 PRESIDENT OF THE COMPANY FROM 1994 TO 1996 AND WAS
                           NAMED CHIEF OPERATING OFFICER AND PRESIDENT IN 1997.
    [PHOTO]                HE JOINED WACKENHUT CORRECTIONS AS VICE PRESIDENT,
                           BUSINESS DEVELOPMENT IN 1989; AND FROM 1992 TO 1994
                           SERVED AS CHIEF EXECUTIVE OFFICER OF AUSTRALASIAN
                           CORRECTIONAL MANAGEMENT, PTY LTD., A SUBSIDIARY OF
                           THE COMPANY BASED IN SYDNEY, AUSTRALIA. PRIOR TO
                           JOINING WACKENHUT, MR. CALABRESE WAS A PARTNER IN THE
                           AKRON (OH) LAW FIRM OF CALABRESE, DOBBINS AND KEPPLE.
                           HIS PRIOR EXPERIENCE INCLUDES POSITIONS AS ASSISTANT
                           CITY LAW DIRECTOR IN AKRON AND ASSISTANT COUNTY
                           PROSECUTOR AND CHIEF OF THE COUNTY BUREAU OF SUPPORT
                           FOR SUMMIT COUNTY (OH). HE IS A GRADUATE OF THE
                           UNIVERSITY OF AKRON AND HAS A JURIS DOCTOR FROM THE
                           UNIVERSITY OF AKRON LAW SCHOOL.

--------------------------------------------------------------------------------

NORMAN A. CARLSON          MR. CARLSON HAS SERVED AS A DIRECTOR OF THE
      1994                 CORPORATION SINCE APRIL 1994, AND HAD PREVIOUSLY
     AGE 64                SERVED AS A DIRECTOR OF THE WACKENHUT CORPORATION
                           SINCE APRIL 1993. MR. CARLSON IS ADJUNCT PROFESSOR IN
     [PHOTO]               THE DEPARTMENT OF SOCIOLOGY, UNIVERSITY OF MINNESOTA
                           AND RETIRED FROM THE DEPARTMENT OF JUSTICE IN 1987
                           AFTER SERVING FOR 17 YEARS AS DIRECTOR OF THE FEDERAL
                           BUREAU OF PRISONS. DURING HIS CAREER, MR. CARLSON
                           WORKED AT THE UNITED STATES PENITENTIARY,
                           LEAVENWORTH, KANSAS, AND THE FEDERAL CORRECTIONAL
                           INSTITUTION, ASHLAND, KENTUCKY. MR. CARLSON WAS
                           PRESIDENT OF THE AMERICAN CORRECTIONAL ASSOCIATION
                           FROM 1978 TO 1980, AND IS A FELLOW IN THE NATIONAL
                           ACADEMY OF PUBLIC ADMINISTRATION. MR. CARLSON WAS A
                           MEMBER OF THE UNITED NATIONS COMMITTEE ON CRIME
                           PREVENTION AND TREATMENT OF OFFENDERS AND ALSO SERVED
                           AS CO-CHAIR OF THE UNITED STATES DELEGATION TO THE
                           COMMITTEE. (C)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION

--------------------------------------------------------------------------------

BENJAMIN R. CIVILETTI      MR. CIVILETTI HAS SERVED AS A DIRECTOR OF THE
       1994                CORPORATION SINCE APRIL 1994. MR. CIVILETTI HAS BEEN
      Age 62               CHAIRMAN OF THE LAW FIRM VENABLE, BAETJER AND HOWARD
                           SINCE 1993 AND WAS MANAGING PARTNER OF THE FIRM FROM
      [PHOTO]              1987 TO 1993. FROM 1979 TO 1980, MR. CIVILETTI SERVED
                           AS THE ATTORNEY GENERAL OF THE UNITED STATES. MR.
                           CIVILETTI IS CHAIRMAN OF THE BOARD OF GREATER
                           BALTIMORE MEDICAL CENTER AND THE FOUNDING CHAIRMAN OF
                           THE MARYLAND LEGAL SERVICES CORPORATION; A DIRECTOR
                           OF BETHLEHEM STEEL CORPORATION, AND A DIRECTOR OF
                           MBNA CORPORATION AND MBNA INTERNATIONAL, AND IS A
                           DIRECTOR NOMINEE FOR THE WACKENHUT CORPORATION. MR.
                           CIVILETTI IS A FELLOW OF THE AMERICAN BAR FOUNDATION,
                           THE AMERICAN LAW INSTITUTE, AND THE AMERICAN COLLEGE
                           OF TRIAL LAWYERS. MR. CIVILETTI WAS CHAIRMAN OF THE
                           MARYLAND GOVERNOR'S COMMISSION ON WELFARE POLICY IN
                           1993, AND A MEMBER OF THE MARYLAND GOVERNOR'S TASK
                           FORCE ON ALTERNATIVES TO INCARCERATION IN 1991.
                           (B)(C)

--------------------------------------------------------------------------------

RICHARD H. GLANTON         MR. GLANTON IS A PARTNER, CORPORATE AND FINANCE
      --                   GROUP, IN THE LAW FIRM OF REED SMITH SHAW & MCCLAY,
     Age 51                PHILADELPHIA, PA AND HAS BEEN WITH THE FIRM SINCE
                           1987. FROM 1979 TO 1983, HE WAS DEPUTY COUNSEL TO
     [PHOTO]               RICHARD L. THORNBURGH, FORMER GOVERNOR OF
                           PENNSYLVANIA. MR. GLANTON PRESENTLY SERVES ON THE
                           BOARDS OF GENERAL ACCIDENT INSURANCE COMPANY OF NORTH
                           AMERICA; PECO ENERGY COMPANY; AND PHILADELPHIA
                           SUBURBAN CORPORATION, A WATER UTILITY COMPANY. HE
                           ALSO SERVES ON THE BOARDS OF THE BARNES FOUNDATION,
                           AN ART EDUCATION INSTITUTION LOCATED JUST OUTSIDE OF
                           PHILADELPHIA; THE PHILADELPHIA INDUSTRIAL DEVELOPMENT
                           CORPORATION; THE GREATER PHILADELPHIA CHAMBER OF
                           COMMERCE; AND THE PHILADELPHIA CONVENTION & VISITORS
                           BUREAU. HE IS CO-CHAIR OF THE GIRARD INDEPENDENT
                           COMMITTEE WHICH WAS ESTABLISHED IN DECEMBER, 1997 FOR
                           THE PURPOSE OF INVESTIGATING THE MANAGEMENT OF A
                           LARGE TRUST FUND IN PHILADELPHIA, TO CONCLUDE THEIR
                           MISSION BY ABOUT JUNE, 1998. HE IS A GRADUATE OF WEST
                           GEORGIA COLLEGE, AND EARNED A J.D. DEGREE FROM THE
                           UNIVERSITY OF VIRGINIA SCHOOL OF LAW.

--------------------------------------------------------------------------------

MANUEL J. JUSTIZ           DR. JUSTIZ HAS BEEN A DIRECTOR OF THE CORPORATION
      1994                 SINCE JUNE 1994. ON JANUARY 1, 1990, DR. JUSTIZ WAS
     Age 49                APPOINTED DEAN OF THE COLLEGE OF EDUCATION AT THE
                           UNIVERSITY OF TEXAS AT AUSTIN, WHERE HE HOLDS THE
     [PHOTO]               A.M. AIKIN REGENTS CHAIR IN EDUCATIONAL LEADERSHIP
                           AND THE LEE HAGE JAMAIL REGENTS CHAIR IN EDUCATION.
                           FROM 1985 TO 1989, DR. JUSTIZ WAS A CHAIRED PROFESSOR
                           OF EDUCATIONAL LEADERSHIP AND PUBLIC POLICIES AT THE
                           UNIVERSITY OF SOUTH CAROLINA, AND IN THE ACADEMIC
                           YEAR 1988-89 WAS THE MARTIN LUTHER KING-ROSA PARKS
                           DISTINGUISHED SCHOLAR-IN-RESIDENCE AT THE UNIVERSITY
                           OF MICHIGAN IN ANN ARBOR. FROM 1982 TO 1985, DR.
                           JUSTIZ SERVED AS THE DIRECTOR OF THE NATIONAL
                           INSTITUTE OF EDUCATION AFTER BEING APPOINTED BY
                           PRESIDENT REAGAN AND CONFIRMED BY THE U.S. SENATE. IN
                           THIS POSITION, DR. JUSTIZ SERVED AS PRINCIPAL
                           SPOKESPERSON FOR EDUCATIONAL POLICY AND RESEARCH TO
                           THE PRESIDENT, SECRETARY OF EDUCATION, CONGRESS AND
                           EDUCATION ASSOCIATIONS. DR. JUSTIZ SERVES AS
                           STRATEGIC ADVISOR TO VOYAGER EXPANDED LEARNING. DR.
                           JUSTIZ EARNED A PHD IN HIGHER EDUCATION
                           ADMINISTRATION FROM SOUTHERN ILLINOIS UNIVERSITY IN
                           1976. HE RECEIVED A BACHELOR OF ARTS DEGREE IN
                           POLITICAL SCIENCE IN 1970 AND A MASTERS OF SCIENCE
                           DEGREE IN EDUCATION IN 1972. HE ALSO HOLDS THREE
                           HONORARY DOCTORATE DEGREES FROM OTHER COLLEGES AND
                           UNIVERSITIES. (C)(D)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION

--------------------------------------------------------------------------------

JOHN F. RUFFLE             MR. RUFFLE RETIRED IN JUNE, 1993 AS VICE CHAIRMAN AND
    1997                   DIRECTOR OF J.P. MORGAN & CO., INC., AND MORGAN
   Age 60                  GUARANTY TRUST COMPANY OF NEW YORK. HE JOINED J.P.
                           MORGAN IN 1970 AS CONTROLLER AND WAS NAMED CFO IN
   [PHOTO]                 1980, AND ELECTED VICE CHAIRMAN IN 1985. EARLIER, HE
                           WAS ASSISTANT TREASURER AND DIRECTOR OF ACCOUNTING
                           FOR INTERNATIONAL PAPER COMPANY. MR. RUFFLE ALSO
                           SERVES AS A DIRECTOR OF BETHLEHEM STEEL CORPORATION,
                           AMERICAN SHARED HOSPITAL SERVICES, POLYMER GROUP,
                           INC., AND TRIDENT CORPORATION, AND IS A NOMINEE FOR
                           ELECTION AS A DIRECTOR OF THE WACKENHUT CORPORATION.
                           HE IS A TRUSTEE OF THE JOHNS HOPKINS UNIVERSITY AND
                           OF JPM SERIES TRUST II (MUTUAL FUNDS). HE IS A PAST
                           PRESIDENT OF THE BOARD OF TRUSTEES OF THE FINANCIAL
                           ACCOUNTING FOUNDATION AND A PAST CHAIRMAN OF THE
                           FINANCIAL EXECUTIVES INSTITUTE, AND IN 1991 RECEIVED
                           THE FINANCIAL EXECUTIVE INSTITUTE'S NATIONAL AWARD
                           FOR DISTINGUISHED SERVICE. MR. RUFFLE IS A GRADUATE
                           OF THE JOHNS HOPKINS UNIVERSITY AND EARNED AN M.B.A.
                           IN FINANCE FROM RUTGERS UNIVERSITY. HE IS ALSO A CPA.
                           (C)(D)

--------------------------------------------------------------------------------

GEORGE R. WACKENHUT        MR. WACKENHUT IS CHAIRMAN OF THE BOARD. HE IS ALSO
      1988                 THE CHIEF EXECUTIVE OFFICER OF THE WACKENHUT
     Age 78                CORPORATION (TWC OR PARENT). HE WAS PRESIDENT OF TWC
                           FROM THE TIME IT WAS FOUNDED UNTIL APRIL 26, 1986. HE
     [PHOTO]               FORMERLY WAS A SPECIAL AGENT OF THE FEDERAL BUREAU OF
                           INVESTIGATION. HE IS A FORMER MEMBER OF THE BOARD OF
                           DIRECTORS OF SSJ MEDICAL DEVELOPMENT, INC., MIAMI,
                           FLORIDA, AND IS ON THE DEAN'S ADVISORY BOARD OF THE
                           UNIVERSITY OF MIAMI SCHOOL OF BUSINESS. HE IS ON THE
                           NATIONAL COUNCIL OF TRUSTEES, FREEDOMS FOUNDATION AT
                           VALLEY FORGE, THE PRESIDENT'S ADVISORY COUNCIL FOR
                           THE SMALL BUSINESS ADMINISTRATION, REGION IV, AND A
                           MEMBER OF THE NATIONAL BOARD OF THE NATIONAL SOCCER
                           HALL OF FAME. HE IS A PAST PARTICIPANT IN THE FLORIDA
                           GOVERNOR'S WAR ON CRIME AND A PAST MEMBER OF THE LAW
                           ENFORCEMENT COUNCIL, NATIONAL COUNCIL ON CRIME AND
                           DELINQUENCY, AND THE BOARD OF VISITORS OF THE U.S.
                           ARMY MILITARY POLICE SCHOOL. HE IS ALSO A MEMBER OF
                           THE AMERICAN SOCIETY FOR INDUSTRIAL SECURITY. HE WAS
                           A RECIPIENT IN 1990 OF THE LABOR ORDER OF MERIT,
                           FIRST CLASS, FROM THE GOVERNMENT OF VENEZUELA. MR.
                           WACKENHUT RECEIVED HIS B.S. DEGREE FROM THE
                           UNIVERSITY OF HAWAII AND HIS M.ED. DEGREE FROM JOHNS
                           HOPKINS UNIVERSITY. MR. WACKENHUT IS THE FATHER OF
                           RICHARD R. WACKENHUT, A DIRECTOR NOMINEE. (A)(B)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION

--------------------------------------------------------------------------------

RICHARD R. WACKENHUT       MR. WACKENHUT, PRESIDENT AND CHIEF OPERATING OFFICER
     1988                  OF THE WACKENHUT CORPORATION (TWC OR PARENT) SINCE
    Age 50                 APRIL 26, 1986, WAS FORMERLY SENIOR VICE PRESIDENT,
                           OPERATIONS FROM 1983-1986. HE WAS MANAGER OF PHYSICAL
    [PHOTO]                SECURITY FROM 1973-74. HE ALSO SERVED AS MANAGER,
                           DEVELOPMENT AT TWC HEADQUARTERS FROM 1974-76; AREA
                           MANAGER, COLUMBIA, SC FROM 1976-77; DISTRICT MANAGER,
                           COLUMBIA, SC FROM 1977-79; DIRECTOR, PHYSICAL
                           SECURITY DIVISION AT TWC HEADQUARTERS 1979-80; VICE
                           PRESIDENT, OPERATIONS FROM 1981-82; AND SENIOR VICE
                           PRESIDENT, DOMESTIC OPERATIONS FROM 1982-83. MR.
                           WACKENHUT IS A MEMBER OF THE BOARD OF DIRECTORS OF
                           THE WACKENHUT CORPORATION, A DIRECTOR OF WACKENHUT
                           DEL ECUADOR, S.A.; WACKENHUT UK, LIMITED; WACKENHUT
                           DOMINICANA, S.A.; CHAIRMAN OF THE BOARD OF DIRECTORS
                           OF WACKENHUT RESOURCES, INC.; AND A DIRECTOR OF
                           SEVERAL DOMESTIC SUBSIDIARIES OF THE CORPORATION. HE
                           IS VICE CHAIRMAN OF ASSOCIATED INDUSTRIES OF FLORIDA.
                           HE IS ALSO A MEMBER OF THE AMERICAN SOCIETY FOR
                           INDUSTRIAL SECURITY, A MEMBER OF THE INTERNATIONAL
                           SECURITY MANAGEMENT ASSOCIATION, AND A MEMBER OF THE
                           INTERNATIONAL ASSOCIATION OF CHIEFS OF POLICE. HE
                           RECEIVED HIS B.A. DEGREE FROM THE CITADEL IN 1969,
                           AND COMPLETED THE ADVANCED MANAGEMENT PROGRAM OF THE
                           HARVARD UNIVERSITY SCHOOL OF BUSINESS ADMINISTRATION
                           IN 1987. MR. WACKENHUT IS THE SON OF GEORGE R.
                           WACKENHUT, A DIRECTOR NOMINEE. (A)

--------------------------------------------------------------------------------

GEORGE C. ZOLEY            DR. ZOLEY IS VICE CHAIRMAN AND CHIEF EXECUTIVE
     1988                  OFFICER. HE HAD SERVED AS PRESIDENT AND A DIRECTOR OF
    Age 48                 THE CORPORATION SINCE IT WAS INCORPORATED IN 1988,
                           AND CHIEF EXECUTIVE OFFICER SINCE APRIL 1994. DR.
    [PHOTO]                ZOLEY ESTABLISHED THE CORPORATION AS A DIVISION OF
                           THE WACKENHUT CORPORATION IN 1984, AND CONTINUES TO
                           BE A MAJOR FACTOR IN THE COMPANY'S DEVELOPMENT OF ITS
                           PRIVATIZED CORRECTIONAL AND DETENTION FACILITY
                           BUSINESS. DR. ZOLEY IS ALSO A DIRECTOR OF EACH OF THE
                           ENTITIES THROUGH WHICH THE CORPORATION CONDUCTS ITS
                           INTERNATIONAL OPERATIONS. FROM 1981 THROUGH 1988, AS
                           MANAGER, DIRECTOR, AND THEN VICE PRESIDENT OF
                           GOVERNMENT SERVICES OF WACKENHUT SERVICES, INC.
                           (WSI), DR. ZOLEY WAS RESPONSIBLE FOR THE DEVELOPMENT
                           OF OPPORTUNITIES IN THE PRIVATIZATION OF GOVERNMENT
                           SERVICES BY WSI. PRIOR TO JOINING WSI, DR. ZOLEY HELD
                           VARIOUS ADMINISTRATIVE AND MANAGEMENT POSITIONS FOR
                           CITY AND COUNTY GOVERNMENTS IN SOUTH FLORIDA. DR.
                           ZOLEY HAS A MASTERS AND DOCTORATE DEGREE IN PUBLIC
                           ADMINISTRATION. (A)(D)



     (a)      Member of Executive Committee
     (b)      Member of Nominating and Compensation Committee
     (c)      Member of Audit and Finance Committee
     (d)      Member of Corporate Planning Committee


The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF DIRECTORS



Wackenhut Corrections Corporation has an Audit and Finance Committee whose members were as follows:

     John F. Ruffle, Chairman               Benjamin R. Civiletti
     Manuel J. Justiz                       Norman A. Carlson

The Audit and Finance Committee met five times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

         1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
         2.       Review the proposed scope of the audit and fees.
         3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
         4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
         5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
         6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
         7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
         8.       Make periodic reports to the full Board on its activities.

Wackenhut Corrections Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1997 fiscal year. Floretta Dukes McKenzie attended less than 75% of Board and assigned Committee meetings, having missed one Board meeting and one Committee meeting due to scheduling conflicts with other duties. As a result of those scheduling conflicts, Ms. McKenzie has chosen not to stand for re-election to the Board.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Common Stock, each with a par value of $.01 per share, that was beneficially owned as of March 2, 1998, by each director nominee for election as director at the 1998 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Common Stock.


                                                          COMMON STOCK

BENEFICIAL OWNER (1)                          AMOUNT & NATURE        PERCENT
                                               OF BENEFICIAL            OF
                                              OWNERSHIP (2)(4)        CLASS
--------------------------------------------------------------------------------
DIRECTOR NOMINEES
Wayne H. Calabrese                              77,334                   *
Norman A. Carlson                                5,000                   *
Benjamin R. Civiletti                            4,000                   *
Richard H. Glanton                                   0                  --
Manuel J. Justiz                                 5,000                   *
John F. Ruffle                                   3,500                   *
George R. Wackenhut (beneficially
     with wife, Ruth J. Wackenhut)          12,107,530  (5)            54.58
Richard R. Wackenhut                            74,666                   *
George C. Zoley                                120,000                   *

EXECUTIVE OFFICERS
Charles Jones                                   28,500                   *
Robert W. Mianowski                             12,000                   *
John G. O'Rourke                                30,000                   *
Carol M. Brown                                  39,774                   *
Patricia M. Persante                            38,032                   *

ALL NOMINEES AND EXECUTIVE                  12,552,336                 56.58
OFFICERS AS A GROUP

OTHER
The Wackenhut Corporation (3)               12,000,000                 54.09



*  Beneficially owns less than 1%

NOTES

         (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida.

         (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

         (3) Whose address is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida. These shares are indirectly held through a wholly owned subsidiary of The Wackenhut Corporation, Tuhnekcaw, Inc., a Delaware Corporation.

         (4) Total shares include options which are immediately exercisable. All shares shown for Executive Officers are subject to such options.

         (5) George R. Wackenhut and Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation. The Wackenhut Corporation, through a wholly owned subsidiary, Tuhnekcaw, Inc., controls the Corporation. By virtue of their control of The Wackenhut Corporation, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the Corporation stock owned by The Wackenhut Corporation.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 28, 1997, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the six most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Corporation, and the capacities in which the services were rendered.



SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                               -----------------------------------       ---------------------------------------
                                                                                         AWARDS
                                                                           OTHER        SECURITIES     ALL OTHER
                                                                         ---------------------------------------
                                                                           ANNUAL        UNDERLYING      COMPEN-
                                                                         COMPENSATION     OPTIONS/       SATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)   BONUS ($)(1)           ($)           SARS(#)        ($)
----------------------------------------------------------------------------------------------------------------
George C. Zoley                1997       348,000       122,500                                --      32,000(2)
Vice Chairman of the Board,    1996       288,000       101,500                            20,000      25,906(2)
Chief Executive Officer        1995       249,000        70,000                             7,500(3)   11,755(2)
and Director

Wayne H. Calabrese             1997       223,000        67,500                            10,000
President and                  1996       175,000        52,500                            10,000          --
Chief Operating Officer        1995       149,000        36,000                                --          --

Charles Jones                  1997       148,000        37,500                            22,500
Senior Vice President -        1996        53,462        27,500
Business Development           1995          N/A (4)        N/A (4)

Robert W. Mianowski            1997       130,000        33,750                             5,000
Senior Vice President -        1996       110,000        27,500                             5,000          --
Operations                     1995       100,000        20,000                                            --

John G. O'Rourke               1997       128,000        32,500                             5,000
Senior Vice President -        1996       115,000        28,750                             5,000          --
Finance                        1995       105,000        21,000                                --          --
Chief Financial Officer
 and Treasurer

Carol M. Brown                 1997       123,000        31,250                             5,000
Senior Vice President -        1996       103,000        25,750                             5,000          --
Health Services                1995        94,000        19,000                                --          --

Patricia Persante              1997       112,000        27,950                             5,000
Senior Vice-President          1996       104,000        26,000                             5,000          --
Contract Compliance            1995        94,000        19,000                            40,000          --

NOTES


         (1) Includes amounts paid pursuant to the Corporation's Senior Incentive Plan.

         (2) In Fiscal 1994 George C. Zoley, President and Chief Executive Officer of the Corporation participated in the Executive Retirement Plan of Parent (the "Parent Retirement Plan"). Parent contributed $9,067 to the Parent Retirement Plan for fiscal 1994 on behalf of Dr. Zoley. These amounts represent the cost to parent of providing its future liability under the Parent Retirement Plan. For the period of time that Dr. Zoley participated in the Parent Retirement Plan, the Corporation reimbursed parent for all contributions to the Parent Retirement together with the expenses incurred in connection therewith. Neither Dr. Zoley nor any other employee of the Corporation currently participates in the Parent Retirement Plan. Commencing on March 31, 1995, Dr. Zoley and the other Named Executive Officers began participating in the Corporation's Senior Officer Retirement Plan (the "Corporation Retirement Plan"). WCC contributed $11,755, $25,906 and $32,000 in 1995, 1996 and 1997 respectively, to the Corporation Retirement Plan on behalf of Dr. Zoley.

         (3)      Options granted under TWC Key Employee Long-Term Incentive
                  Stock Plan

         (4)      Mr. Jones joined the Company in June, 1996.

     OPTIONS / SAR GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                                PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                                      FOR OPTION TERM (3)
                              -----------------------------------------------------------    ----------------------
                               NUMBER OF     % OF TOTAL
                               SECURITIES    OPTIONS/SARS
                               UNDERLYING     GRANTED TO     EXERCISE OR
                              OPTIONS/SARS   EMPLOYEES IN    BASE PRICE       EXPIRATION
                              -------------------------------------------------------------------------------------
NAME                            GRANTED      FISCAL YEAR      ($/SHARE)         DATE          5% ($)     10% ($)
-------------------------------------------------------------------------------------------------------------------
George C. Zoley                  20,000         13%             21.50            1/23/07     $ 270,425   $ 685,309

Wayne H. Calabrese               10,000          7%             21.50            1/23/07     $ 135,212   $ 342,655

Charles Jones                    22,500         15%             21.50            1/23/07     $ 304,228   $ 770,973

Robert W. Mianowski               5,000          3%             21.50            1/23/07     $  67,606   $ 171,327

John G. O'Rourke                  5,000          3%             21.50            1/23/07     $  67,606   $ 171,327

Carol M. Brown                    5,000          3%             21.50            1/23/07     $  67,606   $ 171,327

Patricia M. Persante              5,000          3%             21.50            1/23/07     $  67,606   $ 171,327

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES



                                                                   NUMBER OF
                                                                  SECURITIES                        VALUE OF
                                                                  UNDERLYING                       UNEXERCISED
                                                                  UNEXERCISED                     IN-THE-MONEY
                                                                  OPTIONS/SARS                     OPTIONS/SARS
                                                                   AT FISCAL                        AT FISCAL
                             SHARES                               YEAR-END (#)                     YEAR-END  ($)
                             ACQUIRED            VALUE
                            ON EXERCISE         REALIZED          EXERCISABLE  (E)/              EXERCISABLE (E)/
                              (#)                 ($)            UNEXERCISABLE (U)               UNEXERCISABLE (U)
-----------------------------------------------------------------------------------------------------------------------------------
George C. Zoley              7,500(3)           61,500(3)         - E          - U                -  E            - U
                            24,666(2)          641,963(2)    62,000 E(2)  28,000 U(2)       904,825  E(2)     5,000 U

Wayne H. Calabrese          12,666(1)          345,993(1)         - E(1)       - U(1)                E(1)         - U(1)
                                                             43,334 E(2)  14,000 U(2)       674,970  E(2)     2,500 U

Charles Jones                   --                  --            - E          - U                -  E              -
                                                              4,500 E(2)  18,000 U(2)         1,406  E(2)     5,625 U(2)

Robert W. Mianowski          8,216(1)          279,537(1)         - E          - U                -  E            - U
                            21,666(2)          626,714(2)         - E      7,000 U(2)             -  E        1,250 U(2)

John G. O'Rourke             4,216(1)           89,085(1)         - E          - U                -  E            - U
                             3,666(2)           87,651(2)    18,000 E(2)   7,000 U(2)       271,250  E(2)     1,250 U(2)

Patricia Persante               --                  --        1,232 E(1)       - U           25,395  E(1          - U
                            16,000(2)          363,103(2)    13,800 E(2)  23,000 U(2)       130,388  E(2)   160,250 U(2)

Carol M. Brown              10,000(1)          315,437(1)     6,108 E(1)       - U          125,901  E(1)         - U
                                                             21,666 E(2)   7,000 U(2)       337,467  E(2)     1,250 U(2)



         (1)      Options under the WCC 1994 Stock Option Plan ("First Plan")

         (2)      Options under the WCC Second Stock Option Plan ("Second Plan")

         (3) Options under the Key Employee Long-Term Incentive Stock Plan of The Wackenhut Corporation ("Incentive Stock Plan")

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan ("Retirement Plan") to an employee upon retirement at age 65 and reflects an offset by social security benefits.


                               PENSION PLAN TABLE

        REMUNERATION                                            YEARS OF SERVICE
---------------------------            ---------------------------------------------------------------------------
                                                      (ESTIMATED ANNUAL RETIREMENT BENEFITS)
   ASSUMED AVERAGE ANNUAL                                            FOR
    SALARY FOR FIVE-YEAR                              YEARS OF CREDITED SERVICE SHOWN BELOW
      PERIOD PRECEDING                 ---------------------------------------------------------------------------
         RETIREMENT                     10            15             20           25            30           35
==================================================================================================================
          $125,000                     $4,002        $12,306       $20,141      $27,431       $22,841     $ 17,520
           150,000                      8,502         19,056        29,141       38,681        34,091       28,770
           175,000                     13,002         25,806        38,141       49,931        45,341       40,020
           200,000                     17,502         32,556        47,141       61,181        56,591       51,270
           225,000                     22,002         39,306        56,141       72,431        67,841       62,520
           250,000                     26,502         46,056        65,141       83,681        79,091       73,770
           300,000                     35,502         59,556        83,141      106,181       101,591       96,270
           400,000                     53,502         86,556       119,141      151,181       146,591      141,270
           450,000                     62,502        100,056       137,141      173,681       169,091      163,770
           500,000                     71,502        113,556       155,141      196,181       191,591      186,270

Dr. Zoley, the Chief Executive Officer of the Corporation, participated in the Parent Retirement Plan in fiscal 1994, until the effective date of the Corporation Retirement Plan on March 31, 1995. No other Named Executive Officers were participants in the Parent Retirement Plan. Commencing on March 31, 1995, all of the Named Executive Officers (including Dr. Zoley) began participating in the Corporation Retirement Plan. Dr. Zoley has 15 years of credited service. Mr. Calabrese has seven years of credited service, each of Ms. Brown, Ms. Persante and Mr. Mianowski have six years of credited service, and Mr. O'Rourke has five years of credited service under the Corporation Retirement Plan.

The Corporation Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Corporation Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty five years of service.



CORPORATION INCENTIVE PLAN

In March 1995, the Corporation adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the "Corporation Incentive Plan") for certain of its senior officers including all of the Named Executive Officers. Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant's base salary depending upon the participant's position with the Corporation. The target incentive award for 1997 for the Chief Executive Officer, President, Senior Vice President-Business Development and Senior Vice Presidents of the Corporation were 35%, 30%, 27.5% and 25% respectively, of base salary. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, is based on several factors, including the Corporation's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 1997, Benjamin R. Civiletti (Chairman), George R. Wackenhut and Anthony P. Travisono served on the Nominating and Compensation Committee of the Board of Directors. George R. Wackenhut also serves as an officer and director of Parent and certain of its affiliates.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met three times during 1997. The Compensation Committee is composed of the Chairman and CEO of TWC and three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Corporation's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Corporation's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary and annual incentive bonuses.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Corporation determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance, and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including the Corporation's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Corporation. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. Beginning in fiscal 1997, the Compensation Committee formally evaluates the performance of the CEO.

The Corporation has an incentive compensation plan (the "Bonus Plan") for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan will be based on the Corporation's consolidated revenue and income before provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighing for these factors are 65% service profit and 35% revenue. An adjustment to the incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary and Bonus Plan components of compensation, will be implemented by the above described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.


By the Nominating and Compensation Committee
     Benjamin R. Civiletti
     Anthony P. Travisono
     George R. Wackenhut



                     COMPARISON OF CUMULATIVE TOTAL RETURN*
            WACKENHUT CORRECTIONS CORPORATION, WILSHIRE 5000 EQUITY,
             AND S&P SERVICES (COMMERCIAL AND CONSUMER ) INDEXES**
                    (Performance through December 31, 1997)

Assumes $100 invested on July 24,
1994, in Wackenhut Corrections
Common Stock and the Index
companies.

*  Total return assumes reinvestment
* Formerly called "S&P Specialized
Services."  Underlying companies did
not change

                                          -----------------------------------------------------------------
                                             Jul-94        Dec-94     Dec-95        Dec-96          Dec-97
-----------------------------------------------------------------------------------------------------------
---     Wackenhut Corrections Corp.          100            185        277           438            589
-----------------------------------------------------------------------------------------------------------
- - - - Wilshire 5000 Equity                 100            102        139           168            221
-----------------------------------------------------------------------------------------------------------
----    S&P Services (Commercial and         100             97        131           135            185
        Consumer)**
-----------------------------------------------------------------------------------------------------------



The above graph compares the performance of Wackenhut Corrections Corporation with that of the Wilshire 5000 Equity, and the S&P Services Index, which is a published industry index.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICE AGREEMENTS. The Corporation and Parent entered into a services agreement (the "1994 Services Agreement") effective January 3, 1994 pursuant to which Parent agreed to provide certain services to the Corporation through December 31, 1995. The Corporation and Parent entered into a new services agreement (the "1996 Services Agreement", and together with the 1994 Services Agreement, the "Services Agreements") on December 20, 1995 which became effective January 1, 1996, pursuant to which Parent agreed to continue to provide certain of these services to the Corporation through December 31, 1997.

In accordance with the terms of the Services Agreements, the Corporation paid Parent a fixed annual fee for services (the "Annual Services Fee") equal to $1,093,000 in fiscal 1995, $1,100,342 in fiscal 1996 and $1,200,342 in fiscal
1997. Under the 1996 Services Agreement as amended, the Corporation has paid Parent an Annual Services Fee equal to $1,100,342 in fiscal 1996, and $1,200,342 in fiscal 1997. Management of the Corporation believes that the Annual Services Fees under the Services Agreements are on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties. If the Corporation determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreements, the Corporation may obtain such services from another party and terminate the provision of such services by the Parent with a corresponding reduction in the Annual Services Fee.

Under each of the Services Agreements, the services to be provided by Parent to the Corporation for the Annual Services Fee include the following:

           LEGAL SERVICES. Under each of the Services Agreements, Parent provides legal advice on all matters affecting the Corporation, including, among other things, assistance in the preparation of the Corporation's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of the Corporation's business, including employee related matters.

           FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT
         MANAGEMENT SERVICES. Under each of the Services Agreements, Parent provides the Corporation with (i) cash management, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the Services Agreements, Parent also provided the Corporation with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

           HUMAN RESOURCES SERVICES. Under Each of the Services Agreements, Parent provides the Corporation assistance in the identification and selection of employees and compliance by the Corporation with various equal employment opportunity and other employment related requirements. Parent also assists the Corporation in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by Parent to the Corporation beyond the services covered by the Annual Services Fees are billed to the Corporation at cost or on a cost plus basis as described in each of the Services Agreements or on such other basis as the Corporation and Parent agree. The Services Agreements provided the Corporation the option to utilize the Parent's Domestic Operations Group Food Services Division (the "Food Services Division") to (i) provide the Corporation with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for services the Corporation has reimbursed Parent for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of the Corporation's facilities (for which the Corporation agreed to pay Parent a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Commencing in October 1995, the Corporation ceased contracting with the Food Services Division of Parent to obtain meals for inmates at all but two of the facilities it managed. Since October 1995, the Corporation has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to the Corporation during fiscal 1995, fiscal 1996 and fiscal 1997 for services not covered by the Annual Services Fee paid under the 1994 and 1996 Services Agreement.


                                                   FISCAL 1995           FISCAL 1996      FISCAL 1997
------------------------------------------------------------------------------------------------------
        Food Services                               $3,903,000            $  450,000       $   461,000
        Casualty Insurance Premiums (1)              2,169,000             3,306,000         4,957,000
        Interest Charges (Income) (2)                 (172,000)               40,000            10,000
        Office Rental (3)                              106,000               269,000           285,000

         TOTAL                                      $6,006,000            $4,065,000        $5,713,000


     (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through Parent's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by Parent. Under the terms of each of the Services Agreements, the Corporation also has the option to continue to participate in certain other insurance policies maintained by Parent for which the Corporation reimburses Parent for direct and indirect costs associated in providing such services.

     (2) The Corporation is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect Parent's average interest costs on long-term debt, exclusive of mortgage financing. Prior to the IPO, for purposes of computing interest expense, it was assumed that debt represented 50% of the Corporation's total capital.

     (3) Effective January 3, 1994, the Corporation entered into a two-year lease agreement with Parent providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties). In 1995, the Parent sold the office building and relocated its headquarters to Palm Beach Gardens, Florida, in March 1996. The Corporation has relocated its corporate offices to Parent's new headquarters. Effective February 15, 1996, the Corporation entered into a 15-year agreement with Parent providing for the rental of approximately 14,672 square feet of office space at its new corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $285,519 ($19.50 per square foot) (on terms which the Corporation believes to be no less favorable to the Corporation than could have been obtained from unaffiliated third parties).

Management of the Corporation believes that the services provided for the Annual Services Fees and the other services that will or may be provided under each of the Services Agreements are, or will be, on terms no less favorable to the Corporation than could have been obtained from unaffiliated third parties.

Under the terms of each Services Agreements, Parent has further agreed that for so long as it provides the Corporation with any services (including those provided under the Services Agreement) and for a period of two years thereafter, Parent and its affiliates will not directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, Parent will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with the Corporation or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States. Nevertheless, in the United States, Parent's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. The Corporation has also agreed that it will provide Parent with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

OTHER TRANSACTIONS AND RELATIONSHIPS. Prior to its IPO, the Corporation borrowed money from time to time from the Parent for working capital and general corporate purposes and was charged interest on the basis described above. Upon consummation of its IPO, all outstanding indebtedness of the Corporation to Parent was repaid.

From time to time, Parent has guaranteed certain obligations of the Corporation and its affiliates. These guarantees remained in place following the IPO and may be called upon should there be a default with respect to such obligations.

The Corporation anticipates that it may from time to time use the services of the law firm of Venable, Baetjer & Howard, of which Mr. Benjamin R. Civiletti, a Director of the Corporation, is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of the Corporation, also serves as Senior Vice President of TWC and a Director of each of Wackenhut Corrections (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Wackenhut Corrections Canada, Inc., and WCC RE Holdings, Inc., affiliates of the Company. James P. Rowan, Vice President, General Counsel and Secretary of the Corporation, also serves as Senior Vice President and General Counsel of the Parent. George R. Wackenhut is Chairman of the Board of the Corporation, is Chairman of the Board and Chief Executive Officer of Parent and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.05% of the issued and outstanding voting common stock of Parent. Parent owns all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation which in turn owns approximately 54.69% of issued and outstanding shares of Common Stock of the Corporation. Richard R. Wackenhut, Chairman of the Board of Directors of the Corporation, also serves as President and Chief Operating Officer and a Director of Parent. He is the son of George R. and Ruth J. Wackenhut.







DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1997 an annual retainer fee at the rate of $20,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also receives from the Corporation an option to purchase up to one thousand (1,000) shares of the Common Stock of the Corporation.

No other compensation was paid to Directors or their affiliates by the Corporation during 1997.








SECTION 16 FILING VIOLATIONS

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1997 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NUMBER 2 APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1997, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 22, 1999, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1998.



OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.



By order of the Board of Directors.





                           James P. Rowan
                           Vice President, General Counsel
                           and Secretary




March 18, 1998




--------------------------------------------------------------------------------

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO ROBERT P. HARWOOD, VICE PRESIDENT, INVESTOR/PUBLIC RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE
#100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                                                    APPENDIX A

                       WACKENHUT CORRECTIONS CORPORATION

                           4200 WACKENHUT DRIVE #100
                       PALM BEACH GARDENS, FLORIDA 33410

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George H. Wackenhut and George C. Zoley as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Wackenhut Corrections Corporation held of record by the undersigned on March 2, 1998, at the Annual Meeting of Shareholders to be held at the PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida, at 9:00 A.M., April 23, 1998, or at any adjournment thereof.

     THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)
-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR PROPOSALS 1, 2 AND 3.                            Please mark      [ X ]
                                                                                               your vote as
                                                                                               indicated in
                                                                                               this example

1.   ELECTION OF DIRECTORS                                       NOMINEES;
                                                                 Wayne H. Calabrese       John F. Ruffle
       VOTE FOR all nominees                VOTE WITHHELD        Norman A. Carlson        George R. Wackenhut
     listed to the right (except as      as to all nominees      Benjamin R. Civiletti    Richard R. Wackenhut
          to the contrary).                                      Richard H. Glanton       George C. Zoley
              [  ]                             [  ]              Manuel J. Justiz


                                                                 INSTRUCTION:  To withhold authority to vote for any
                                                                 individual nominee, strike a line through the nominee's
                                                                 name in the list above.

2.   Proposal to approve for the fiscal year 1998                FOR     AGAINST     ABSTAIN
     the Appointment of ARTHUR ANDERSEN LLP                      [  ]     [   ]       [   ]
     as the independent certified public accountants
     of the Corporation.

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                                Please date and sign exactly as name appears below.  Joint owners should each sign.  Attorneys-in-fact.  Executors, Administrators,
                                                                Trustees, Guardians, or corporate officers should give full title

                                                                Date:                                                        1998
                                                                     ------------------------------------------------------,

                                                                -----------------------------------------------------------------
                                                                                         Signature

                                                                 -----------------------------------------------------------------
                                                                               Signature if held jointly

   PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE